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                                                                   Exhibit 10.69



                                    AGREEMENT
                       REGARDING RESIGNATION OF EMPLOYMENT
                                AND OTHER MATTERS

       THIS AGREEMENT REGARDING RESIGNATION OF EMPLOYMENT AND OTHER MATTERS (this "Agreement") is made and dated as of October 5, 1998, between LCC International, Inc., a Delaware corporation (the "Company"), and Geoffrey S. Carroll ("Carroll").

       WHEREAS, Carroll and the Company jointly and amicably agree that Carroll shall resign as an officer, employee, director and Board or other committee member of the Company and terminate his employment and service with the Company and each and every subsidiary of the Company (other than as a member of the Board of Directors of the Company and as an advisor to the Chairman of the Board of Directors of the Company described below);

       WHEREAS, Carroll and the Company have heretofore entered into an Employment Agreement dated as of January 15, 1998, (the "Employment Agreement") and Carroll and the Company have entered into stock option agreements dated as of January 15, 1998; and

       WHEREAS, Carroll and the Company desire to set forth the terms and conditions of their joint and amicable agreements regarding the resignation of Carroll and the termination of Carroll's employment and service (other than the Services (as defined below)) with the Company and its subsidiaries and the effect of such termination on the Employment Agreement and such stock option agreements.

       WHEREAS, the Company desires to obtain the advisory services of Carroll as an independent contractor to assist with strategic planning, the development of outsourcing opportunities for the Company, to provide advice and counsel to the Chairman of the Board of Directors and to provide such other advice, counsel and assistance as the Chairman of the Board of Directors may require;

       NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

       1. RESIGNATION FROM AND TERMINATION OF EMPLOYMENT. The Company and Carroll agree that Carroll's last day of employment with the Company under the Employment Agreement shall be October 5, 1998 (the "Effective Date"). Carroll hereby resigns, effective as of October 5, 1998, from all of his offices and positions with the Company and each of its subsidiaries, including without limitation, his position as Chief Executive Officer of the Company and his membership on the boards of directors of any and all subsidiaries of the Company and his membership on Board or other committees formed by the Company or any of its subsidiaries, including without limitation, governance, advisory, compliance and similar committees, but expressly excluding his position as a member of Board of Directors of the Company. Carroll shall take no official action in the name and on behalf of the Company or any of its subsidiaries nor have any authority to bind the Company or any of its subsidiaries after the Effective Date, except as permitted by this Agreement or as otherwise expressly authorized by the Chairman of the Board of Directors of the Company in writing. Carroll agrees to execute and deliver to the Company and its subsidiaries such documents concerning such resignation and termination as may be reasonably requested by the Company or any of its subsidiaries from time to time.

       2.     ENGAGEMENT.

       (a) During the term of this Agreement (as set out in Section 4 hereof), Carroll shall serve as Advisor to the Chairman of the Board of Directors of the Company (the "Chairman"). Carroll shall perform advisory services as and when reasonably requested by the Chairman. Carroll shall render advisory and consulting services to the Chairman consistent with the knowledge and experience possessed by Carroll. Carroll's services shall include assisting the Chairman with strategic planning, the development of outsourcing opportunities for the Company, providing advice and counsel to the Chairman of the Board of Directors and providing such other advice, counsel and assistance as the Chairman of the Board of Directors may require and serving as a member of the Board of Directors of the Company (the "Services"). Carroll shall coordinate all Services through the Chairman of the Board of Directors of the Company or such person as the Chairman shall designate and as the parties may mutually agree. Carroll shall perform his services at the Company's offices or at such other locations as the parties may mutually agree. Unless the parties otherwise agree in writing, Carroll's services with the Company shall terminate at the end of the term of this Agreement.

       (b) In the time that Carroll is not providing services to the Company, he may participate in other activities without obtaining the Company's approval thereof; provided, however, that such other engagements and activities (i) do not involve any violation of this Agreement and (ii) are disclosed in advance to the Chairman.

       (c) For a period of one year from the Effective Date, Carroll agrees to make himself reasonably available, considering Carroll's other obligations, duties and responsibilities at the time, to the Company relating to his activities as an employee of the Company under the Employment Agreement including, but not limited to, assisting the Company and acting as a witness in connection with any pending or threatened litigation or other legal proceeding with respect to which the Company reasonably determines his participation to be necessary and responding to questions and inquiries with respect to such prior services. Such assistance will be without additional compensation to Carroll even if Carroll's services as an Advisor hereunder has terminated, however, he will be reimbursed for any out-of-pocket expenses he incurs in providing such assistance.



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       3.     COMPENSATION AND EXPENSES.

              (a) The Company agrees to pay Carroll advisory fees during the term of this Agreement, commencing as of the Effective Date, at the rate of Four Hundred Thousand Dollars ($400,000) per year ("Fees"), payable in arrears in substantially equal semi-monthly installments. Carroll shall not be entitled to additional compensation for serving as a member of the Board of Directors of the Company. The Company shall promptly reimburse Carroll for all reasonable, ordinary and necessary travel and lodging expenses incurred by Carroll in connection with Carroll's performance of services hereunder, provided that all such expenses are in accordance with the Company's policies applicable to similar expenses incurred by its executive management employees and are approved in advance by the Chairman. Carroll will invoice the Company monthly in arrears for any reimbursement of expenses payable hereunder in respect of services performed and expenses incurred during the previous month, and each such invoice shall be accompanied by receipts and other supporting documentation of expenses incurred as reasonably requested by the Company.

              (b) Carroll shall reimburse the Company for $19,600 in expenses paid by the Company during the period of Carroll's employment with the Company. The Company shall have the right to offset all amounts due Carroll pursuant to this Agreement by such amounts. The first six bimonthly payments to Carroll pursuant to this Agreement will be reduced by a pro-rata portion of this amount. Within 60 days after the Effective Date, Carroll agrees to provide documentation satisfactory to the Company's auditors substantiating the legal basis for, and payment of $38,890 of fees paid in connection with the termination of a certain lease of his prior residence in Brussels, Belgium incurred at the time Carroll was hired by the Company.

              (c) The parties agree that Carroll shall sublet the apartment located at 228 East 67th Street, New York, New York 10021, from the Company for the remaining term of the lease and that the rent and other expenses associated therewith shall be Carroll's responsibility. Carroll and the Company will use their best efforts to have the lease novated to Carroll. The Company shall continue to pay the monthly rent on the apartment prior to completion of such sublease, and the monthly rent and all expenditures incurred by the Company in connection with the apartment prior to such sublease shall be offset against any payments due Carroll pursuant to this Agreement. Carroll shall have the exclusive right to use and occupy the apartment during the term of this Agreement.

              (d) Nothing in this Agreement shall entitle Carroll to participate in or accrue benefits under any plan of the Company relating to stock options (other than as provided herein), stock purchases, pension, thrift, profit



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sharing, employee stock ownership, group life insurance, medical coverage, disability insurance, education, or other retirement or employee benefits, except to the extent that Carroll may be entitled to continuation coverage (COBRA), at Carroll's expense, under the health and dental insurance plan maintained by the Company.

              (e) Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to Carroll or his estate or beneficiaries in connection with may be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for the payment of taxes and any withholdings as required by law, provided that the Company is satisfied that all requirements of law affecting its responsibilities to withhold compensation have been satisfied.

       4. TERM. The term of this Agreement shall be for twelve (12) months commencing on October 5, 1998, unless earlier ---- terminated pursuant to
Section 7 hereof. At the end of the term of this Agreement, Carroll shall resign from the Board of Directors of the Company.

       5. EFFECT ON OPTION AGREEMENTS. The stock option agreements between the Company and Carroll made as of January 15, 1998 and all rights and benefits of Carroll thereunder (including without limitation all stock options granted therein) are hereby terminated and canceled and shall be of no further force or effect as of the Effective Date, except to the extent provided herein. Carroll will continue to hold, and is vested in, non-qualified stock options to purchase
(i) 90,000 shares of Company Series A Common Stock ("Stock") at an exercise price equal to $12.625 per share, and (ii) 105,000 shares of Stock at an exercise price equal to $18.84 per share, and such non-qualified stock options shall remain exercisable for a period of the lesser of (i) twelve (12) months from the Effective Date or (ii) six (6) from termination of services under this Agreement.

       6. STANDARDS. Carroll shall perform his duties and responsibilities under this Agreement to the best of his ability and using his best efforts, in a diligent, timely, professional and workmanlike manner, in accordance with performance standards generally prevailing in the telecommunications industry. He shall perform is duties as a member of the Board of Directors of the Company in accordance with the duty of loyalty and fiduciary obligations applicable to members of boards of directors certain of which are summarized in Exhibit A, attached hereto, and his services hereunder in compliance with applicable securities laws certain of which are summarized in Exhibit B, attached hereto and all other applicable laws and related rules and regulations, including, but not limited to, the Foreign Corrupt Practices Act.



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       7.     TERMINATION OF SERVICES.

       (a) General. Carroll's service hereunder shall terminate upon Carroll's death or "Disability" and may be terminated with or without "Cause" (as defined in this Section 7) by the Company or Carroll at any time during the term of this Agreement. Disability shall mean a physical or mental condition resulting from bodily injury or mental disease which renders Carroll incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts. If the Company terminates Carroll, the effective date of Carroll's termination of services is the date of written notice of termination given by or on behalf of the Board to Carroll. If the termination of Carroll is on account of Disability, the effective date of Carroll's termination of services is the date Carroll ceased performing services for the Company on account of Disability. If Carroll terminates his services, the effective date of Carroll's termination of services is the date Carroll terminates services or such other date as Carroll and the Company mutually agree in writing. The Company shall have the right to terminate Carroll's services under this Agreement if he becomes employed with another employer or is self-employed and such self-employment interferes with the performance of his services under this Agreement.

       (b) Termination For "Cause" or Voluntarily, Death or Disability. In the event of Carroll's death, Disability, termination of services by the Company for Cause (as defined in this Section 7) or in the event Carroll voluntarily terminates his services, the Company shall promptly thereafter pay to Carroll (his legal representatives, estate, beneficiaries or heirs) all compensation, benefits and other payments to which he was entitled hereunder only through the effective date of termination of services, and the Company shall thereafter have no further obligation to Carroll or his legal representatives, estate, beneficiaries or heirs for any compensation, benefits or other payments hereunder. Carroll shall remain obligated to make the payments and reimbursements provided in Section 3(b) and (c) hereof, and the Company shall have the right to set off such amounts against any amount due to Carroll pursuant to this Agreement.

       (c) Termination Without "Cause". In the event of Carroll's termination of services by the Company without Cause, the Company shall continue to pay to Carroll his Fees (as defined in Section 3), payable in arrears in substantially equal semi-monthly installments, commencing on the effective date of his termination of services, for the remaining term of this Agreement provided however that in the event that Carroll commences employment (including self-employment) with another employer then such payment obligation shall terminate on the later of (i) the date Carroll commences such employment, or
(ii) six months from the Effective Date. Carroll shall not be obligated to seek or accept employment to mitigate the amounts payable under



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this section. Carroll shall remain obligated to make the payments and reimbursements provided in Section 3(b) and (c) hereof, and the Company shall have the right to set off such amounts against any amount due to Carroll pursuant to this Agreement.

       (d) Definition of "Cause". For purposes of this Agreement, "Cause" for termination of Carroll's services by the Company hereunder shall be deemed to exist if, after the date of this Agreement, (a) Carroll commits an act of fraud, material dishonesty or theft against, or a felony involving, the Company; (b) Carroll commits a crime involving moral turpitude; (c) Carroll has compromised trade secrets or other proprietary information of the Company; (d) Carroll shall breach in any material respect the terms of this Agreement; (e) Carroll has willfully failed or refused to perform material assigned duties consistent with his responsibilities; or (f) Carroll engaged in gross or willful misconduct that causes substantial and material harm to the business and operations of the Company or a subsidiary, the continuation of which will continue to substantially and materially harm the business and operations of the Company or a subsidiary in the future.

       8.     RESTRICTIVE COVENANTS.

       (a) Confidentiality. Except as authorized or directed by the Company, Carroll shall not, at any time during or subsequent to the term of this Agreement, directly or indirectly publish or disclose any confidential information of the Company or of any of its subsidiaries (as defined in this Section 8) or confidential information of others that has come into the possession of the Company or of any of its subsidiaries or into his possession in the course of his services with the Company or his services and duties hereunder to any person or entity, and Carroll shall not use any such confidential information for his own personal use or advantage or make it available to others for use. All information, whether written or oral, regarding the business or affairs of the Company or any of its subsidiaries, including, without limitation, information as to their products, services, systems, software, inventions, finances (including prices, costs and revenues), marketing plans, programs, methods of operation, prospective and existing contracts and other business arrangements or business plans, procedures, and strategies, shall be deemed confidential information, except to the extent the same shall have been lawfully and without breach of confidential obligation made available to the general public without restriction. The Company shall be under no obligation to specifically identify any information as to which the protection of this
Section 8(a) extends by any notice or other action. For purposes of this Agreement, the term "subsidiary" shall mean any entity of which the majority equity or other ownership interest or a controlling interest is held directly, or indirectly, by the Company or any of their successors. Nothwithstanding the foregoing, Carroll shall not be considered in breach of this section if (a) such


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disclosure or publication is compelled by a court of competent jurisdiction provided the Company has been given advance notice of the proposed disclosure or publication and has had an opportunity to object or to seek a protective order or (b) such disclosure or publication is necessary in order to defend Carroll from an action or claim by the Company under this Agreement.

       (b) Non-Compete. During the period which is the greater of (i) twelve months from the Effective Date and (ii) six months from the termination of Carroll's services, Carroll will not, directly or indirectly, as a stockholder owning beneficially or of record more than five percent of the outstanding shares of any class of stock of any issuer, or as an officer, director, employee, consultant, partner, joint venturer, proprietor, or otherwise engage in or become interested in any business that directly or indirectly is in competition with any material business of the Company or any of its subsidiaries (or any of their successors) as conducted or proposed to be conducted (i) if during the term, during the period of services or (ii) after termination of services, then at the time of any such termination, provided, however, that this provision shall not prohibit Carroll from acting as an officer, director, employee, consultant, partner, joint-venturer or proprietor of any entity that has a separate subsidiary or division that is in competition with the business of the Company so long as Carroll as no direct or indirect responsibility or involvement in the activities of the subsidiary or division or in the competitive activity. During the period of Carroll's services and for a period of twelve months thereafter, Carroll shall not, without the prior written consent of the Company, solicit or hire or induce the termination of employment of any employees or other personnel providing services to the Company, or any of its subsidiaries, who are employees or providing services at the time or within six months of such solicitation, hiring or inducement, for any business activity, other than a business activity owned or controlled, directly or indirectly, by the Company or any of its subsidiaries.

             (c) Work Product. Carroll acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) that relate to the actual or anticipated business, research and development or existing or future products or services of the Company or its subsidiaries that are conceived, developed, made or reduced to practice by Carroll while providing services to the Company or any of its subsidiaries ("Work Product") belong to the Company and Carroll hereby assigns, and agrees to assign, all of the above to the Company. Any copyrightable work prepared in whole or in part by Carroll in the course of Carroll's work for any of the foregoing entities shall be deemed a "work made for hire" under the copyright laws, and the Company shall own all rights therein. To the extent that any such copyrightable work is not a "work made for hire," Carroll hereby assigns and agrees to assign to Company all right, title and interest, including without limitation, copyright in and to such copyrightable work. Carroll shall promptly disclose such Work Product and copyrightable work to the Chairman of the Board of Directors and perform all actions reasonably requested by the Chairman of

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the Board of Directors (whether during or after the term of this Agreement) to establish and confirm the Company's ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

              (d) Enforcement. Carroll acknowledges and warrants that he will be fully able to earn an adequate livelihood for himself and his dependents if
Section 8(b) should be specifically enforced against him. Carroll also acknowledges that the restrictions contained in this Section 8 are reasonable and necessary to protect the business and interests of the Company, the Company is relying upon the enforceability of such restrictions in entering into this Agreement, and any violation of these restrictions will cause substantial irreparable injury to the Company. Therefore, Carroll agrees that the Company is entitled, in addition to other remedies, to preliminary and permanent injunctive relief to secure specific performance, and to prevent a breach or contemplated breach, of this Section 8. The restrictions set forth herein shall be construed as independent covenants, and the existence of any claim or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the restrictions contained in this Section 8. Carroll hereby consents to the jurisdiction over his person of any courts within the Commonwealth of Virginia with respect to any proceedings in law or in equity arising out of this Agreement. If any court of competent jurisdiction shall hold that the restrictions contained in Section 8(b) are unreasonable as to time or geographical area, said restrictions shall be deemed to be reduced to the extent necessary in the opinion of such court to make them reasonable. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, recovery of damages from Carroll.

       9.     RELEASE.

       (a) Carroll, on behalf of himself and his heirs, executors, administrators, successors and assigns, forever releases and discharges the Company and its stockholders and affiliates, and the Company's and its stockholders' and affiliates' respective agents, officers, employees and directors, and their respective successors and assigns, from and against any and all known claims, damages, lawsuits, actions, causes of action, and liabilities whatsoever, absolute or contingent, accrued or unaccrued, including but not limited to, all claims arising from or in any way connected with Carroll's employment by the Company and the termination of Carroll's employment with the Company, but excluding any claims, damages or liabilities associated with (i) the stock option agreements to the extent not terminated by this Agreement, (ii) benefits payable under the terms of employee benefit plans maintained by the Company or its subsidiaries, or (iii) any breach by the Company of the terms of this Agreement. This release includes, but is not limited to, rights or claims arising under Title VII of the Civil Rights Act of 1964, as



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amended, the Age Discrimination in Employment Act of 1967, as amended, the
Employee Retirement Income Security Act of 1974, as amended, the Americans with Disabilities Act, and any other federal, state or local statutes or common-law rights of action prohibiting employment discrimination based on age, sex, race, color, national origin, religion, handicap or veteran status or otherwise concerning Carroll's employment. Carroll also agrees not to sue or otherwise institute or cause to be instituted or in any way voluntarily participate in the prosecution of any complaints or charges against any person or entity released herein in any federal, state, District of Columbia or other court, administrative agency or other forum concerning any claims released herein.

       (b) Carroll acknowledges that he has carefully read this Agreement which includes the release set forth in Section 9(a) (the "Release of Claims") and fully understands all of its terms. Carroll is signing this Agreement voluntarily and with full knowledge of its significance and acknowledges that he has not relied upon any representation or statement, written or oral, not set forth in this Agreement.

       (c) Carroll acknowledges that he received this Agreement on October 2, 1998, and that he understands that he has twenty-one (21) days after the foregoing date within which to consider this Agreement, including the Release of Claims, before signing it. Carroll understands that he has been given the opportunity to and has in fact consulted with legal counsel of his own choosing and that if he signs this Agreement prior to the twenty-first day, he does so on a purely voluntary basis.

       (d) Carroll further understands that for a period of seven (7) days after he signs this Agreement, which includes the Release of Claims, that he may revoke or cancel it by written notification to the Company and by returning any sums paid to Carroll under this Agreement, and that this Agreement, including the Release of Claims, will not become effective or enforceable until that seven-day period has passed.

       (e) Company, its officers, directors, agents, assigns, predecessors, divisions, subsidiaries, affiliates, and related entities hereby waive, release and forever discharge Carroll from all known claims, charges, complaints, obligations, damages and causes of actions against Carroll, and with respect to all such claims, charges, complaints, obligations, damages and causes of action, will institute no legal proceedings or claims against Carroll; provided that such release shall not apply to Carroll's obligations under the terms of this Agreement.

       10. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall be binding upon its successors and assigns and may be assigned by the Company to the successors in interest of the Company. The rights and obligations of Carroll under this Agreement shall be binding upon his heirs, legatees, personal representatives, executors or administrators. This



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Agreement may not be assigned by Carroll, but any amount owed to Carroll upon his death shall inure to the benefit of his heirs, legatees, personal representatives, executors, or administrators.

       11. NOTICE. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered, sent by overnight courier, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy, or telex, addressed as follows:

                      If to the Company:

                        LCC International, Inc.
                        7925 Jones Branch Drive
                        McLean, Virginia 22102
                        Attention:  Peter Deliso, Esq.
                        Telecopy No.:  (703) 873-2100

                      If to Carroll:

                        Dr. Geoffrey S. Carroll
                        228 East 67th Street
                        New York, New York 10021

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

       12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. The Employment Agreement shall be terminated as of the Effective Date and shall be of no further force or effect thereafter. The stock option agreements shall be terminated as of the Effective Date except to the extent provided in Section 5 hereof.

       13. HEADINGS. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

       14. SEVERABILITY. If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only,



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without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

       15. GOVERNING LAW. This Agreement, the rights and obligations of the arties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (excluding the choice of law rules thereof). The parties irrevocably submit to the exclusive jurisdiction of the Commonwealth of Virginia and the venue of Fairfax County in any action brought by the parties concerning this Agreement or the performance thereof.

       16. AMENDMENT; MODIFICATION; WAIVER. No amendment, modification or waiver of the terms of this Agreement shall be valid unless made in writing and duly executed by Carroll and the Company. No delay or failure at any time on the part of the Company or Carroll in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Company or Carroll thereafter to enforce each and every provision of this Agreement in accordance with its terms.

       17. INDEPENDENT CONTRACTOR STATUS. Carroll shall have sole control of the manner and means of performing his services under this Agreement and shall complete such services in accordance with his own means and methods of work. The parties intend that Carroll shall be an independent contractor, self-employed individual and that Carroll shall be responsible for the payment of applicable income and self-employment taxes with respect to his compensation under this Agreement.

       18. MAIL, E-MAIL VOICE MAIL. The Company shall promptly and regularly forward to Carroll, unopened, any personal mail or mail marked "confidential" received at the Company's offices for a period of six months. The Company shall maintain Carroll's voice mail and e-mail message services at the Company's facilities for the lesser of (i) the term of this Agreement or (ii) while serving as a Director of the Company.

       19. REFERENCES. All requests for references for Carroll shall be directed to Rajendra Singh, whose comments concerning Carroll, with regard to activities prior to the Effective Date, will be consistent with the press release issued by the Company as of an even date herewith.

       20. FURTHER ASSURANCE. The Company and Carroll shall at any time, and from time to time, execute and deliver such further documents as the Company may reasonably request to effect fully the purposes of this Agreement.




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       21.    COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties have executed this Agreement on October __, 1998 to be effective as of October 5, 1998

WITNESS:                                        LCC INTERNATIONAL, INC.

/S/ RUTH TINSLEY                                BY:  /S/  PETER A. DELISO
-------------------------                          -------------------------
                                                Name:  PETER A. DELISO
                                                Title: VICE PRESIDENT AND
                                                       GENERAL COUNSEL

WITNESS:

                                                 /S/ GEOFFREY S. CARROLL
-------------------------                        ----------------------------
                                                 GEOFFREY S. CARROLL



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